UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2014

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Bonus Opportunities

At its meeting on December 9, 2014, the Compensation Committee of the Board of Directors of the Company formally set 2015 bonus objectives for the Company’s named executive officers and the “Shared Company-Wide Goals” that will apply to certain officers and other employees. The Shared Company-Wide Goals consist of achieving: (1) depletions growth of at least 10.7% over 2014; and (2) the generation of at least $10 million in resource efficiencies and cost savings; (3) while maintaining brand health. The Shared Company-Wide Goals will be deemed partially achieved, and the respective officers and employees will receive 50% of their respective weighted Shared Company-Wide Goal payments, if: (1) the Company achieves depletions growth of at least 7% over 2014; and (2) the Samuel Adams brand grows more than 2% over 2014. Assessment of performance against the Shared Company-Wide Goals and the various objectives listed below is within the purview of the Compensation Committee.

Chief Executive Officer

The Compensation Committee approved primary 2015 bonus opportunities for Martin F. Roper, the Company’s President and CEO, equal to 80% of salary, based on achieving objectives as set forth below. The Delivered Gross Profit and Margin goals are based on the Company’s current 2015 financial plan.

TABLE 1 – CEO BONUS OPPORTUNITY = 80% OF BASE SALARY

Bonus Goal	Weight
Total depletions growth of at least 11%. Total depletions growth of at least 13%.	25.0% 20.0%
Delivered gross profit of at least $453 million and delivered gross profit margin of at least 45%, after adjusting for commodity and mix impact from plan levels.	30.0%
Significant improvement to supply chain performance to include improved service, efficiency and costs including $10 million in annualized improvement to future Delivered Gross Margin (not including freight utilization).	20.0%
Freshest Beer Program successfully implemented for wholesalers covering at least 75% of the Company’s volume by the end of 2015.	5.0%
TOTAL	100.0%

In addition, the Compensation Committee approved a further 2015 bonus opportunity for Mr. Roper equal to 80% of his primary 2015 bonus potential (which would equal an incremental 64% of his base salary) tied to achieving certain goals that would require substantial out-performance by the Company against its 2015 financial plan, as set forth below:

TABLE 2 – CEO “STRETCH” BONUS OPPORTUNITY = 64% OF BASE SALARY

Bonus Goal	Weight
Total depletions growth of 15%. Total depletions growth of 17%.	20.0% 30.0%
Significant improvement to supply chain performance to include $15 million in annualized improvement to future Delivered Gross Margin (not including freight utilization).	30.0%
TOTAL	80.0%

Chairman

The Compensation Committee approved 2015 bonus opportunities for C. James Koch, the Company’s Chairman, equal to 100% of salary. Mr. Koch’s objectives for 2015 as a percentage of his bonus opportunities are set forth below.

TABLE 3 – CHAIRMAN BONUS OPPORTUNITY = 100% OF BASE SALARY

Bonus Goal	Weight

Total depletions growth of at least 11%.

Total depletions growth of at least 13%.

Depletions growth greater than that of total craft beer category (benchmark to be based on best available syndicated data and approved by Compensation Committee).

30.0% 20.0% 10.0%
Delivered gross profit of at least $453 million and delivered gross profit margin of at least 45%, after adjusting for commodity and mix impact from plan levels.	15.0%
Significant improvement to supply chain performance to include improved service, efficiency and costs including $10 million in annualized improvement to future Delivered Gross Margin (not including freight utilization).	20.0%
Invest time and resources in craft industry initiatives that are supportive of category and Company and report progress to Board regularly.	5.0%
TOTAL	100.0%

Chief Financial Officer

The Compensation Committee approved 2015 bonus opportunities for William F. Urich, the Company’s Treasurer and Chief Financial Officer, equal to 50% of his 2014 base salary, based on achieving objectives as follows:

TABLE 4 – CFO BONUS OPPORTUNITY = 50% OF BASE SALARY

Bonus Goal	Weight
The Company achieves its Shared Company-Wide Goals.	30.0%
Individual Goals

Deliver $2.5 million of resource efficiency improvements outside of Delivered Gross Margin. Support the Operations group in identifying and executing against to achieve $7.5 million of Delivered Gross Margin goal savings/efficiencies by year-end 2015. Lead the Operations/Brewing performance improvement measurements, KPI's and financial reporting. Drive focus on key measurable and continuous financial improvement. Support the analysis of capacity constraints and develop with operations team a path forward for future capacity requirements and alternatives. Support operational initiatives with metric measurement systems to evaluate and aid in progress.

20.0%
Ensure back office and project support for Alchemy & Science (A&S) and other special projects and initiatives.	5.0%
Ensure efficiency improvement and analytics, budgeting, reporting, and accountability for Local Marketing and other selling expenses. Roll-out Business Process Re-engineering across functions to free up resources to apply to growth.	15.0%
Improve departmental or functional talent bench strength and depths, especially in key positions, and drive culture of high performance.	10.0%

Identify the major supply chain and business initiatives required to meet the company's 2015 goals, and implement those initiatives.

Organize IT team to focus on delivering business value and less technical focus.

15.0% 5.0%
TOTAL	100.0%

Vice President of Sales

The Compensation Committee approved 2015 bonus opportunities for John C. Geist, the Company’s Vice President of Sales, equal to 50% of his 2015 base salary, based on achieving objectives as follows:

TABLE 5 – VICE PRESIDENT OF SALES

BONUS OPPORTUNITY = 50% OF BASE SALARY

Bonus Goal	Weight
The Company achieves its Shared Company-Wide Goals.	30.0%
Individual Goals
Meet Company Depletions Goals of 10.7% growth.	30.0%
Domestic price mix adjustments of greater than 2%.	10.0%

Manage sales budgets within budget (as may be modified and approved by CEO/CFO)

Grow draft handle distribution by 8% from previous high point

Grow convenience store points of distribution by 20%

Improve wholesaler accountability as measured through compliance within National Accounts

5.0% 5.0% 5.0% 5.0%
Retention and development of top five performers per division	10.0%
TOTAL	100.0%

Vice President of Operations

The Compensation Committee approved 2015 bonus opportunities for Thomas W. Lance, the Company’s Vice President of Operations, equal to 50% of his 2015 base salary, based on achieving objectives set forth below. The bonus opportunity is subject to a reduction determined by the Compensation Committee if any product that does not meet the Company’s quality standards is shipped from a brewery.

TABLE 6 – VICE PRESIDENT OF OPERATIONS

BONUS OPPORTUNITY = 50% OF BASE SALARY

Bonus Goal	Weight
The Company achieves its Shared Company-Wide Goals.	20.0%
Individual Goals
Assure safe work environments and effective safety training/program that results in lower total incidents recorded	5.0%
Continuously improve aggregate quality scores while assuring that no bad beer leaves the brewery.	5.0%

Lead and execute projects driving operating performance improvement in overall equipment effectiveness and waste reduction to result in: (1) improved brewery reliability , service, improved training, maintenance systems, material flow, and management systems., including changeover improvements and live line loading; and (2) improvement to brewery conversion costs per case prior to depreciation of 10%

Decrease manufacturing and distribution costs (including freight, warehousing, scrap, material usage variance, contract expenses and other cost of goods sold by $10 million over 2014 running rates.

40.0% 20.0%
Improve departmental (or functional) talent bench strength and depth, especially in key positions, and drive culture of high performance. Implement employee relations strategy that supports progressive work environment. Launch and support training initiatives focusing on engagement and culture.	10.0%
TOTAL	100.0%

Other Executive Officers

The Compensation Committee also approved the 2015 bonus opportunities for four other executive officers, which opportunities consist of a combination of the Company achieving its Shared Company-Wide Goals and the officers achieving their individual goals. The overall bonus opportunities for these officers range from 20% to 50% of their 2015 base salary. The proportion of the overall bonus opportunity that is based on the achievement of the Shared Company-Wide Goals was set at 20%.

Equity Compensation

At its meeting on December 9, 2014, the Compensation Committee approved the following option and restricted stock grants of the Company’s Class A Common Stock, pursuant to the Company’s Employee Equity Incentive Plan. The grants were subsequently ratified and approved by the full Board of Directors at its December 10, 2014 meeting.

Contingent Vesting Options

The Compensation Committee approved grants of contingent vesting options for shares of the Company’s Class A Common Stock in the aggregate amount of 14,742 shares to seven executive officers, effective January 1, 2015, with an exercise price at the fair market value of such Common Stock on the effective date of the grant.

John C. Geist, Vice President of Sales, and William F. Urich, Chief Financial Officer and Treasurer, will each be granted an option for 3,096 shares. The number of shares as to which these options may become exercisable is dependent upon the Company meeting certain 2015 depletions targets, as follows: (1) 50% will be eligible to vest if 2015 depletions increase at least 7% over 2014 depletions; and (2) 100% will be eligible to vest if 2015 depletions increase at least 13% over 2014 depletions. The determination regarding the eligibility for vesting of these options will be made by the Compensation Committee by March 2016. If the depletions targets are achieved, 33 1/3% of the eligible shares will vest on January 1 in each of the years 2017 through 2019, subject to accelerated vesting in certain specified circumstances. The options will lapse to the extent that the above depletions targets are not met.

C. James Koch, the Company’s Founder and Chairman, and Thomas W. Lance, Vice President of Brewing, will each be granted an option for 1,968 shares. The number of shares as to which these options may become exercisable is dependent upon the Company’s meeting certain 2015 depletions targets, as follows: (1) 50% will be eligible to vest if 2015 depletions increase at least 7% over 2014 depletions; and (2) 100% will be eligible to vest if 2015 depletions increase at least 13% over 2014 depletions. The determination regarding the eligibility for vesting of these options will be made by the Compensation Committee by March 2016. If the depletions targets are achieved, 20% of the eligible shares will vest on March 1, 2016, and then on January 1 in each of the years 2017 to 2010, subject to accelerated vesting in certain specified circumstances. The options will lapse to the extent that the above depletions targets are not met.

Three other executive officers will be granted contingent options for an aggregate of 4,614 shares.

Special Long-Term Retention Options

Also approved was the grant of an option to a senior manager in an amount of 3,981shares of the Company’s Class A Common Stock. This grant will be effective on January 1, 2015 and will have an exercise price at the fair market value of such Common Stock on the effective date of the grant. Provided that the Optionee remains employed by the Company on the applicable vesting date, 33 1/3% of the eligible shares will vest on January 1 in each of the years 2017 through 2019, subject to accelerated vesting in certain specified circumstances.

Restricted Stock Awards

The approved grants also included an aggregate of $1,807,800 in restricted stock grants to be awarded to one executive officer and to senior managers and key employees of the Company as of January 1, 2015. Of these awards, $1,607,800 will vest over a period commencing January 1, 2016, contingent only on continued employment, such that 20% of the shares will vest on January 1 in each of the years 2016 through 2020, subject to accelerated or extended vesting in certain specified circumstances. One restricted stock grant to be awarded to a senior manager valued at $200,000 will vest 33 1/3% on January 1 in each of the years 2016 to 2018.

Approval of Class B Stockholder

All of the bonus opportunities and equity compensation grants to executive officers described above were approved by the sole holder of the Company’s Class B Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

Date: December 15, 2014	/s/ Martin F. Roper
Martin F. Roper
Chief Executive Officer
(Signature)*

*Print name and title of the signing officer under his signature.